EXHIBIT 99.1


FOR IMMEDIATE RELEASE

CONTACTS:
--------
VIATEL: Glenn K. Davidson, Vice President, Marketing, Communications & External Affairs
                   Cindy Glynn, Director of Investor Relations
                   212-350-9200

HICKS, MUSE,       Shona Prendergast, Penrose Financial, 44-(0)171-776-7604
TATE & FURST:      Mark Semer, Kekst & Co., 212-521-4802

CHASE CAPITAL      David Mullane, 212-622-3100
PARTNERS:


                      VIATEL ENTERS EUROPEAN CLEC BUSINESS

    RAISES US$325 MILLION IN NEW CAPITAL - FROM HICKS MUSE AND CHASE CAPITAL PARTNERS - FOR USE IN ACCELERATING IMPLEMENTATION OF LOCAL ACCESS PLANS
                     AND ROLL-OUT OF DATA AND LOCAL SERVICES

NEW YORK, NY - FEBRUARY 1, 1999 - VIATEL, INC. (NASDAQ: VYTL) - the owner, operator and builder of Europe's most advanced cross-border, fiber-optic broadband network - today announced that it has entered the European CLEC business - through a combination of self-constructed and swapped metropolitan fiber optic networks in London, Amsterdam, Paris, Berlin, Frankfurt and Dusseldorf as well as throughout the New York metropolitan area. Viatel is now able to link its pan-European, North American and trans-Atlantic broadband networks with high-speed local fiber networks to offer its customers a wide array of local and long-distance services over a single integrated network.

In addition, Viatel announced that it would issue $325 million in Series B Cumulative Convertible Preferred Stock due 2015 to Hicks, Muse, Tate & Furst and Chase Capital Partners. The terms of the security specify an annual dividend rate of 7.50%, with a conversion price of $46.25 per share, representing a premium of approximately 31% over the average closing share price for the last three trading days.

"Our  acquisition  of local loop  assets is an  enormous  step in our  continued
evolution as the broadband provider of choice for pan-European and trans-Atlantic data and voice services", said Michael Mahoney, Viatel's Chairman and CEO. "This asset adds a critical element to our network - that is, local loop access - and gives us the ability to offer end-to-end local, long-distance and data services. We may now extend our existing business into the local end user or CLEC business."

Mahoney added, "Having local access capability is a natural evolution in the business that we started several years ago. During the past two years, we have focused on building Europe's most advanced and extensive broadband network - one that we enjoy today and one that will reach over 40 cities in Europe by the end of this year. However, we understand that to fully exploit the opportunities presented by the revolutionary changes in European and international telecommunications markets, we need to establish direct, high-speed access to our customers. The 22,000 fiber kilometers of local connectivity that we now have gives us the "last mile" link for customers in six of the fastest growing broadband markets in Europe. We intend to introduce a broad suite of data


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services, together with local voice services, to our existing business customers and to target medium and larger business that were previously underserved in our markets."

"In addition to the tremendous opportunities created by the acquisition of local fiber assets, the strategic investment that we have announced today is recognition of our accomplishments to date, validation of our strategic vision to develop the leading local and long-haul broadband service platform in Europe, and an endorsement of our management team. In our view, Hicks Muse and Chase Capital Partners are two of the leading financial sponsors in providing capital to the communications sector. We greatly appreciate their sponsorship and look forward to a highly productive relationship with them and their portfolio companies, such as Intira Corporation."

Mahoney added, "Our new suite of data products, to be introduced progressively in each market beginning in the second quarter of this year, includes high-speed Internet access, high-speed IP transit, managed connectivity services - including local, metropolitan and wide area network services - and complex web hosting and e-business outsourcing through our strategic alliance with Intira Corporation."

Mahoney continued, "In addition to these products, as a licensed local carrier in each of these markets, we intend to offer local services - bundled voice and data, including DSL in select German cities. The combination of our existing services, together with our new suite of data products, will establish us as one of the leading providers of integrated communication services in Europe."

The Company also announced, as part of its network expansion, that the cities of Boston, Chicago, Philadelphia and Washington, D.C. are now linked to the Viatel Network and that its customers will soon be offered end-to-end managed services
- "on-net" - from Boston to Berlin or from Chicago to Zurich, for example.

Mahoney concluded, "While there are a number of companies offering part of a total communication package, few companies today can offer an integrated communications solution encompassing local voice, long distance, high-speed Internet access and managed data services across borders. Our ability to offer these services over our own network on an end-to-end basis will provide us with a number of competitive advantages, including lower cost of service, enhanced service quality, and a broader range of product offerings. In addition, we will be able to realize immediate cost reductions attributable to a higher percentage of on-net traffic, including a reduction in access and termination charges."

John Muse, Chief Operating Officer of Hicks Muse and head of the firm's European operations said: "Our joint investment in Viatel with Chase Capital Partners represents an exciting opportunity to play an influential role in the rapidly expanding European telecommunications market. Viatel's management, led by Michael Mahoney, has built an extensive, state-of-the-art pan-European broadband network and, with today's acquisition of substantial local loop assets, have taken a significant step forward in being able to provide complete end-to-end solutions."

Muse added: "This investment represents a continuation of Hicks Muse's strategic commitment to investing in the telecommunications sector globally. We look


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forward to  supporting  the Viatel  management  team to  exploit  the  bandwidth availability of their pan-European network by offering innovative products driven by the increasing demand of Internet and data services."

Arnold Chavkin, a senior partner at Chase Capital Partners commented: "We are delighted to partner with Viatel in pursuing the tremendous opportunities arising from the rapid transformation of the telecommunications industry in Europe. CCP has long held the view that liberalization in the European market would create enormous demand for new providers of broadband services. Consistent with that view, we have invested in a wide variety of communications companies that either are based in Europe or that have a strong focus on developing their European operations. With the announcement of the addition of 22,000 fiber kilometers of local loop assets, Viatel will occupy a unique position as a leading provider of end-to-end broadband services - one of the few, if not the only current provider with an integrated long-haul and local network. We believe that Viatel is ideally positioned to become one of Europe's leading providers of broadband data services."

ABOUT VIATEL: Viatel, Inc. is building Europe's most advanced fiber optic network with 8,700 announced route kilometers serving more than 40 cities. Phases One and Two of the Circe Network -- over 3,000 route kilometers linking London in the United Kingdom; Amsterdam and Rotterdam in The Netherlands; Brussels and Antwerp in Belgium; Paris, Amiens, Nancy and Strasbourg in France; and Dusseldorf, Frankfurt and Mannheim in Germany - have been entered into commercial service and are carrying traffic. Construction of Circe's third phase
- which will link additional 11 German cities to the network - is nearing completion.

The Viatel network and its telecommunications and data offerings provide integrated communications services to end users and other carriers in Europe and North America. The Company is a licensed provider of telecommunications services in Austria, Belgium, France, Germany, Ireland, Italy, The Netherlands, Spain, Switzerland, the United Kingdom and the United States. It currently operates one of the largest international networks, with international gateways in New York and London, network points of interconnection in over 200 cities, a direct sales force in 12 Western European cities and New York, and indirect sales outlets in more than 180 additional locations throughout Western Europe and North America.

For more information about Viatel and the products and services that we offer, visit our website at WWW.VIATEL.COM.

ABOUT HICKS MUSE: Since its formation in 1989, Hicks, Muse, Tate & Furst has completed more than 300 transactions with a total capital value of approximately $40 billion. Headquartered in Dallas, the firm also has offices in New York, London and Buenos Aires.

Hicks Muse opened its European headquarters two years ago. Since that time, the firm has completed transactions in Europe across a variety of industries including telecommunications, media, food, and branded consumer products and business-to-business manufacturing.

ABOUT CHASE CAPITAL PARTNERS: Chase Capital Partners (CCP) is a global private equity partnership with over $15 billion under management. CCP has been a leading provider of private equity capital since its inception in 1984 and is a diversified investor with significant interest in most major industries. To date, CCP has closed more than 950 individual transactions in North America, Europe, Asia and Latin America. CCP's primary limited partner is The Chase Manhattan Corporation, one of the largest bank holding companies the United States.

Chase H&Q acted as the lead financial advisor to Viatel on this transaction.


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